Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and is entered into as of the 22nd day of December 2008, by BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), in favor of CORPS REAL, LLC, an Illinois limited liability company (the “Secured Party”).

Recitals

WHEREAS, on November 10, 2008 (the “Petition Date”), Accentia Biopharmaceuticals, Inc. and its subsidiaries, including the Borrower (collectively, the “Debtors”), filed their Voluntary Petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”);

WHEREAS, since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, Borrower requires post-petition financing to fund its business operations and, therefore, such financing is essential to Borrower’s bankruptcy estate;

WHEREAS, the financing is being provided in good faith and has been negotiated at arm’s length;

WHEREAS, Borrower has filed with the Bankruptcy Court its Emergency Motion for Authority to Obtain Postpetition Financing and Grant Senior Liens, Superpriority Administrative Expense Status and Adequate Protection Pursuant to 11 U.S.C. §§ 364(c) and (d) and F.R.B.P. 4001 dated December 4, 2008 [Doc. No. 86] (the “Financing Motion”);

WHEREAS, the Bankruptcy Court has entered its Interim Order Granting Debtor’s Emergency Motion for Authority to Obtain Postpetition Financing and Grant Senior Liens, Superpriority Administrative Expense Status and Adequate Protection Pursuant to 11 U.S.C. §§ 364(c) and (d) and F.R.B.P. 4001 dated December 22, 2008 [Doc. No. 119] (the “Interim Order”), pursuant to which, among other things, the Bankruptcy Court has granted the Financing Motion, on an interim basis, and authorized Borrower to borrow on a secured basis from the Secured Party the principal amount of $750,000 subject to being increased to $3,000,000 upon the entry of a final order of the Bankruptcy Court granting the Financing Motion (the “Final Order”);

WHEREAS, pursuant to that certain Secured Promissory Note of even date herewith made by Borrower for the benefit of Secured Party (the “Note”), Secured Party has agreed to advance to Borrower, on a revolving basis, funds in the maximum principal amount of up to $3,000,000 (the “DIP Facility”) in accordance with the Interim Order and the Final Order as applicable; and

WHEREAS, in order to more fully secure Borrower’s obligations under the Note, Borrower has agreed to grant to Secured Party a lien on and security interest in all property of Borrower pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, in accordance with the Interim Order and the Final Order as applicable, which liens and security interests shall be senior to all prepetition and postpetition liens on property of Borrower.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

Section 1. Security Interest. Borrower hereby grants to Secured Party a security interest (the “Security Interest”) in the items of collateral described on Exhibit A hereto and in all attachments, additions, replacements, substitutions, and accessions and in all proceeds thereof in any form now existing, after acquired and hereafter arising (the “Collateral”).

Section 2. Indebtedness Secured. This Agreement and the Security Interest created by it secures payment of the DIP Facility owing by Borrower to Secured Party, and whether the DIP Facility is, from time to time, reduced and thereafter increased or entirely extinguished and thereafter reincurred (the “Indebtedness”). The Indebtedness includes any credit extended, sums advanced, and any expenses incurred by Secured Party and specifically includes the DIP Facility of Borrower to Secured Party evidenced by the Note.

Section 3. Covenants and Warranties. Borrower hereby covenants and warrants that, at the execution hereof and at all times throughout the duration hereof:

(a) Borrower will join with Secured Party to file, wherever Secured Party deems appropriate, financing statements in the form and content required by Secured Party, describing the Collateral in the same manner as it is described herein and Borrower will pay all costs of such filing. From time to time at the request of Secured Party, Borrower shall execute one or more financing statements and such other documents and do such other acts and things, all as Secured Party may reasonably request, regarding the Security Interest in the Collateral.

(b) Secured Party may examine and inspect the Collateral at any time, wherever located.

Section 4. Event of Default. Borrower shall be in default under this Agreement and the Note upon the occurrence of any Event of Default, as defined in the Interim Order.

Section 5. Secured Party’s Rights and Remedies. Upon the occurrence of any Event of Default or at any time thereafter, and subject to the provisions of the Interim Order and the Final Order as applicable:

(a) Secured Party may, at its option, declare all of the Indebtedness secured by this Agreement (notwithstanding any provisions of any agreement with respect to the Indebtedness to the contrary) immediately due and payable without demand or notice of any kind, and the Indebtedness thereupon shall become due and payable immediately without demand or notice (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the promissory notes or other writings evidencing the Indebtedness secured).

(b) Secured Party and its agents are authorized to enter into and enter onto any premises where the Collateral may be located for the purpose of taking possession of the Collateral and any records thereof and Secured Party may, at its option, demand Borrower at Borrower’s expense to assemble the Collateral and make the Collateral available to Secured Party at a convenient place acceptable to Secured Party and, after notice to the Borrower as hereinafter provided, and other reasonable notice to secured parties of record, Secured Party may sell or otherwise dispose of the Collateral at public or private sale, without further notice or advertisement, at which sale Secured Party may become the purchaser.

(c) Secured Party may demand that Borrower shall upon receipt by Borrower of any proceeds covered hereby or of any check, draft, or other instrument representing the proceeds, forthwith and without further notice or demand deliver the same to Secured Party in the form in which the said items are received, endorsed by Borrower for payment to Secured Party.

(d) Secured Party may by written notice deem Borrower to have transferred the Collateral to Secured Party and to have constituted and appointed Secured Party its true and lawful attorney-in-fact with full and irrevocable power and authority in the name, place and stead of Borrower, from time to time, in Secured Party’s discretion to demand, collect, receive and give receipts for any and all monies due on the Collateral or due otherwise under or with respect to any of the Collateral and to endorse any checks or other instruments or orders and to file any claims and take any other action or proceeding deemed by Secured Party appropriate for the purpose of collecting any and all such monies whenever they may become payable. Secured Party may reasonably require Borrower to assist Secured Party in any and all such collections.

(e) Secured Party shall have and may exercise, from time to time, any and all rights and remedies of a secured party under the Uniform Commercial Code of Florida and any and all rights and remedies available to a secured party under any other applicable law.

(f) Any notice of sale, disposition, or other intended action by Secured Party, mailed to Borrower at its business offices in Tampa, Florida or at any other address to which Borrower has requested in writing that notices be sent, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower.

(g) In the event of a sale or other disposition of the Collateral or the receipt of any proceeds of the Collateral by Secured Party, after all of the Indebtedness with appropriate interest and all costs and expenses of Secured Party with respect to the possession and sale of the Collateral have been paid in full as appropriate, the surplus, if any, shall be paid to Borrower by Secured Party, and any Collateral remaining shall be transferred and reassigned to Borrower by Secured Party; and in the event of a deficiency, there shall be due from Borrower and Borrower shall immediately pay to Secured Party the difference between the amounts received by Secured Party and the remaining sum secured hereby, plus all costs and expenses of Secured Party in repossessing, transporting, repairing, storing, selling or otherwise handling the Collateral pursuant to such sale or other disposition.

(h) All remedies hereunder shall be cumulative and not alternative. Borrower shall pay promptly the costs and expenses of Secured Party of collection of any and all Indebtedness, enforcement of rights under this Agreement, including reasonable attorneys’ fees, and those costs, expenses, and attorneys’ fees incurred in appellate proceedings and expenses and attorneys’ fees on any actions otherwise with respect to the Collateral.

Section 6. Rights and Remedies of Borrower. Subject to the provisions of the Interim Order and the Final Order as applicable, Borrower shall have the rights and remedies provided in this Agreement and Borrower specifically waives and releases all rights provided in Article 9 of the Uniform Commercial Code in force in the State of Florida on the date of this Agreement.

Section 7. Miscellaneous.

(a) Borrower authorizes Secured Party at Borrower’s expense to file any financing statement or statements relating to the Collateral (without Borrower’s signature thereon) which Secured Party deems appropriate, and Borrower appoints Secured Party as Borrower’s attorney-in-fact to execute any such financing statement or statements in Borrower’s name and to perform all other acts which Secured Party deems appropriate to perfect and to continue perfection of the Security Interest.

(b) Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party may set off against the Indebtedness all monies then owed to the Borrower by Secured Party in any capacity whether due or not and Secured Party shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

(c) Upon Borrower’s failure to perform any of its duties hereunder, Secured Party may but it shall not be obligated to perform any of such duties and Borrower shall forthwith upon demand reimburse Secured Party for any expense incurred by Secured Party in so doing.

(d) No delay or omission by Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or further exercise of any other right or remedy. Secured Party may cure any default by Borrower in any reasonable manner without waiving the default so cured and without waiving any other prior or subsequent default by Borrower.

(e) Secured Party shall have no obligation to take and Borrower shall have the sole responsibility for taking any steps to preserve rights against all prior parties. Borrower waives presentment for payment, notice of protest, notice of nonpayment, notice of dishonor and protest of any instrument at any time held by Secured Party on which Borrower is in any way liable and, if waivable, waives notice of any other action taken by Secured Party.

(f) The singular pronoun shall include the plural, and the neuter shall include the masculine and feminine.

(g) This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by Borrower and Secured Party.

(h) This Agreement is a continuing agreement and shall survive any closing and shall remain in force until Secured Party shall provide written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extension or renewals of that Indebtedness (whether made before or after receipt of the notice) together with all interest thereon both before and after the notice, shall be paid in full.

Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois, without reference to principles of choice or conflict of law thereunder. Whenever possible, each provision of this Agreement shall be interpreted to be effective and valid under applicable law. If any provision of this Agreement is prohibited by or invalid under applicable law, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the other remaining provisions of this Agreement.

Section 9. Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing and given in accordance with the notice provisions of the Note.

Section 10. Jurisdiction. The parties hereby agree that the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement or to any matter arising therefrom. The parties hereto expressly submit and consent in advance to such jurisdiction and venue.

Section 11. Interim Order and Final Order. This Agreement is executed pursuant to the terms of the Interim Order and the liens and security interests in the Collateral granted herein to Secured Party shall have the priority as set forth in the Interim Order and the Final Order as applicable. To the extent there is any conflict or inconsistency between this Agreement and the Interim Order or the Final Order, the Interim Order or the Final Order as applicable shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above-written.

BORROWER:

BIOVEST INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

SECURED PARTY:

CORPS REAL, LLC, an Illinois limited liability company

By:	/s/ Ronald E. Osman
Name:	Ronald E. Osman
Title:	Manager

Exhibit A

Description of the Collateral

The term “Collateral” shall include all of the property and assets of BIOVEST INTERNATIONAL, INC. and its bankruptcy estate of every kind or type whatsoever, tangible, intangible, real, personal and mixed, whether now owned or existing or hereafter acquired or arising and regardless of where located, and including, without limitation, all property of the bankruptcy estate of Borrower within the meaning of Section 541 of the Bankruptcy Code, and all proceeds, rents and products of all of the foregoing and all distributions thereon; provided, however, that the term “Collateral” shall specifically not include (i) any and all claims, causes of action or rights arising under Chapter 5 of the Bankruptcy Code, including Sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, and all proceeds or recoveries therefrom, and (ii) any and all claims or causes of action that exist or may exist, including under Section 541 of the Bankruptcy Code, in favor of Borrower or Borrower’s bankruptcy estate against the Secured Party, any principal or representative of the Secured Party or any person with an interest in the Secured Party.